Exhibit 99.1

For Immediate Release

             I.C. ISAACS REPORTS STRONG SECOND QUARTER 2004 RESULTS

              Net Sales Increase 27.7% in First Six Months of 2004

NEW YORK, NY - August 3, 2004 - I.C. Isaacs & Company, Inc. (OTCBB: ISAC.OB), designer and marketer of the Marithe & Francois Girbaud brand of casual denim and sportswear, today reported that its net income increased to $1.3 million, or $0.11 per diluted share, for the three months ended June 30, 2004, compared to $0.5 million, or $0.04 per diluted share, for the three months ended June 30, 2003. Earnings for the six months ended June 30, 2004 were $2.2 million, or $0.18 per diluted share, compared to a net loss of $0.2 million, or ($0.02) per diluted share, in the same period of 2003.

"We are extremely pleased with our overall performance in the first six months of the year. We are continuing to make significant progress on raising the visibility and expanding the Girbaud brand into new markets. Growth in the quarter was driven by double digit increases in net sales of both Men's and Women's Girbaud products and positive sell-throughs at retail," said Peter Rizzo, Chairman and CEO, I.C. Isaacs. "Furthermore, we are modifying our men's and women's assortments with more signature Marithe & Francois Girbaud styling, minimizing logos and reducing the size of graphics to enable us to appeal to the ever changing taste of our youth audience. Finally, we are continuing to selectively exit from less profitable doors to improve the underlying health of our business."

Results for the Second Quarter 2004

Net income increased to $1.3 million, or $0.11 per diluted share, for the three months ended June 30, 2004, compared to $0.5 million, or $0.04 per diluted share, for the three months ended June 30, 2003.

Net sales increased 24.7% to $20.2 million in the second quarter of 2004 from $16.2 million in the second quarter of 2003. Gross profit increased 40.4% to $8.0 million in the second quarter of 2004 from $5.7 million in the second quarter of 2003.

Gross profit margins increased to 39.6% in the second quarter of 2004 from 35.2% in the second quarter of 2003. Higher gross profit and gross profit margins were due to better product performance and improved delivery to retailers.

Operating expenses increased 30.0% to $6.5 million in the second quarter of 2004 from $5.0 million in the second quarter of 2003. The increase in operating expenses resulted primarily from higher selling expenses and licensing fees associated with higher sales as well as an increase in administrative expenses.



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


Six Months 2004 Results

Net income increased to $2.2 million, or $0.18 per diluted share, for the six months ended June 30, 2004, compared to a net loss of $0.2 million, or ($0.02) per diluted share, in the same period of 2003.

Net sales grew 27.7% to $41.9 million for the first half of 2004, from $32.8 million in the same period of 2003.

Gross profit increased 55.8% to $16.2 million in the first half of 2004 from $10.4 million in the same period of 2003. Gross profit margins increased to 38.7% in the first half of 2004 from 31.7% in the same period of 2003.

Operating expenses increased 33.3% to $13.6 million in the first half of 2004 from $10.2 million in the same period of 2003. The increase in operating expenses resulted primarily from higher selling expenses and licensing fees associated with higher sales as well as an increase in administrative expenses.

The Company continues to experience a significant increase in order backlog, $37.4 million at June 30, 2004, an increase of 199.2% compared to $12.5 million at June 30, 2003. The increase is partially the result of the sales force receiving and processing its orders earlier.


About I.C. Isaacs & Company

I.C. Isaacs & Company, Inc. is a designer and marketer of branded casual denim and sportswear based in New York and Baltimore. The Company offers full lines of casual denim and sportswear for men and women under the Marithe & Francois Girbaud brand in the United States and Puerto Rico.

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief, or current expectations of I.C. Isaacs and its management with respect to expenses and expected financial results of the Company for the year 2004, including without limitation statements regarding the Company's expectations with respect to the economic environment in 2004 and belief in the strength and future of the Girbaud brand. Such statements are subject to a variety of risks and uncertainties, many of which are beyond the Company's control, which may cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular, the risk and uncertainties described under "Risk Factors" in the Company's Prospectus, which include, among other things, (i) changes in the marketplace for the Company's products, including customers' taste, (ii) the introduction of new products or pricing changes by the Company's competitors, (iii) changes in the economy, (iv) termination of one or more of its agreements for the use of the Girbaud brand names and images, and (v) the risk that the Company's sales


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estimate will differ from actual orders and the Company will order too much or too little inventory. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

                                       ###

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



                           I.C. Isaacs & Company, Inc.
                Consolidated Statements of Operations (Unaudited)
                      (000's omitted except per share data)


                                                                   Three Months Ended                   Six Months Ended
                                                                         June 30,                            June 30,
                                                                 ----------------------             ----------------------
                                                                  2004            2003               2004            2003
                                                                 ------          ------             ------          ------

Net sales............................................        $   20,217        $   16,230       $   41,935        $   32,774
Cost of sales........................................            12,211            10,534           25,730            22,407
                                                                 ------            ------           ------            ------

Gross profit.........................................             8,006             5,696           16,205            10,367
                                                                 ------            ------           ------            ------

Operating Expenses
   Selling...........................................             2,715             2,282            6,298             4,740
   License fees......................................             1,298               925            2,651             1,853
   Distribution and shipping.........................               484               475              987             1,071
   General and administrative........................             1,981             1,355            3,679             2,512
                                                                 ------            ------           ------            ------

Total operating expenses.............................             6,478             5,037           13,615            10,176
                                                                 ------            ------           ------            ------

Operating income.....................................             1,528               659            2,590               191
                                                                 ------            ------           ------            ------
Other income (expense)
   Interest, net of interest income..................              (192)             (238)            (391)             (467)
   Other, net........................................                23                50               24               106
                                                                 ------            ------           ------            ------

Total other income (expense).........................              (169)             (188)            (367)             (361)

Income (loss) before income taxes                                 1,359               471            2,223              (170)
Income tax expense                                                   46                --               46                --
                                                                 ------            ------           ------            ------
Net income (loss)....................................         $   1,313           $   471        $   2,177        $     (170)
                                                                 ------            ------           ------            ------


Basic income (loss) per share........................          $   0.12          $   0.04         $   0.20        $    (0.02)
Basic weighted average shares outstanding............            11,135            11,135           11,135            11,135
Diluted income (loss) per share......................          $   0.11          $   0.04         $   0.18        $    (0.02)
Diluted weighted average shares outstanding..........            12,280            11,145           12,280            11,135

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



                           I.C. Isaacs & Company, Inc.
                           Consolidated Balance Sheets
                      (000's omitted except per share data)


                                                                                                        December 31,
                                                                                      June 30, 2004         2003
                                                                                      -------------     ------------
                                                                                        (Unaudited)
Assets
Current
   Cash, including temporary investments of $138 and $168.......................           $  878            $  783
   Accounts receivable, less allowance for doubtful accounts of $416 and $275...           12,236             9,871
   Inventories..................................................................            4,641             3,855
   Prepaid expenses and other...................................................              320                68
                                                                                           ------            ------
      Total current assets......................................................           18,075            14,577
Property,  plant and  equipment,  at cost,  less  accumulated  depreciation  and
   amortization.................................................................              677               777
Other assets....................................................................            4,871             4,736
                                                                                           ------            ------
                                                                                         $ 23,623          $ 20,090
                                                                                         ========          ========
Liabilities And Stockholders' Equity
Current
   Checks issued against future deposits........................................           $  609            $  198
   Revolving line of credit ....................................................            3,406             4,224
   Current maturities of long-term debt.........................................            2,688             2,014
   Accounts payable.............................................................            1,366             1,040
   Accrued expenses and other current liabilities...............................            3,959             2,523
                                                                                            -----             -----
      Total current liabilities.................................................           12,028             9,999
                                                                                            -----             -----

Long-term debt..................................................................            3,870             4,544
Commitments and Contingencies

Stockholders' Equity
   Preferred stock; $.0001 par value; 5,000 shares authorized, none outstanding.               --                --
   Common  stock;  $.0001 par value;  50,000  shares  authorized,  12,311 shares
      issued; 11,135 shares outstanding.........................................                1                 1
   Additional paid-in capital...................................................           43,659            43,659
   Accumulated deficit..........................................................         (33,612)          (35,790)
   Treasury stock, at cost (1,177 shares).......................................          (2,323)           (2,323)
                                                                                            -----             -----
      Total stockholders' equity................................................            7,725             5,547
                                                                                            -----             -----
                                                                                         $ 23,623          $ 20,090
                                                                                         ========          ========
-------


Contact:

I. C. Isaacs & Company, Inc.
Robert J. Conologue, 212/563-0761


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